UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2017, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Alder BioPharmaceuticals, Inc. (the “Company”), the Board appointed Wendy Yarno to serve as a Class II director of the Company until the Company’s 2019 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

As a non-employee director, Ms. Yarno is entitled to receive a $40,000 annual retainer for her service on the Board and may receive additional cash amounts for service on any committees of the Board. In addition, Ms. Yarno is entitled to receive an option to purchase a total of 30,000 shares of the Company’s common stock, vesting on a three-year annual vesting schedule, provided she continues to serve as a Board member through each such vesting date, provided, further that such option will vest in full upon a change in control of the Company. The 2014 Equity Incentive Plan and the form of option agreement under the 2014 Equity Incentive Plan were filed as Exhibits 10.4 and 10.5, respectively, to our Form S-1 (File No. 333-194672) filed with the Securities and Exchange Commission on April 25, 2014.

Item 7.01	Regulation FD

A copy of the press release issued in connection with Ms. Yarno’s appointment is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.
Dated: April 4, 2017
	By:	/s/ Randall C. Schatzman
Randall C. Schatzman, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 4, 2017